           FIELDPOINT PETROLEUM CORPORATION

PERFORMANCE BASED BONUS PROGRAM

FOR THE

PRESIDENT AND CEO

October 24, 2008

SUMMARY

A bonus program is, herein, established for the President of FieldPoint Petroleum Corporation that shall be calculated and paid annually based on a program of four specific performance parameters.  These parameters have been selected on the basis of their ease of measurement, and their relevance to the performance of the company and thus, to the ultimate benefit of the shareholders.

The four parameters include 1) annual reserve additions from drilling, and acquisitions as measured by the Board approved Annual Business Plan, 2) growth in annual production as measured by the Board approved Annual Business Plan, 3) growth in annual year over year earnings (before taxes and bonus), and 4) other notable achievements as the Board may recognize from time to time which are not easily quantifiable in the first three parameters.

Bonus awards of up to 50% of annual base salary may be achieved in each of the first three categories and up to 10% in the fourth category provided that the maximum bonus award for any year may not exceed 150% of base salary.

In order to establish appropriate measurement benchmarks the President shall present an updated Annual Business Plan to the Board on or before March 1 of each fiscal year which shall, among other things, specifically detail the goals for that year for reserve additions and production increases.  Upon approval of the Board these figures shall establish the performance benchmarks to measure the actual achievements of the company during that year under the first two parameters listed above.

Parts 1, 2, and 3 of each bonus award shall be calculated and prepared by management in the form of the attached worksheet, and shall be submitted to the Compensation Committee for approval prior to any bonus payment.  Management shall use best efforts to submit the bonus calculation worksheet within 60 days after the end of each fiscal year, at which time the Compensation Committee shall, in its sole discretion, determine whether any additional bonus will awarded under Part 4 of the plan.  In the event that the Compensation Committee should take issue with any of the calculations submitted under Parts 1, 2, and 3 by management the Committee shall attempt to reconcile the differences with management, provided that the final decision of the Compensation Committee shall prevail in the event of a continuing disagreement. The Compensation Committee shall use best efforts to verify, approve, and authorize payment of each annual bonus within 75 days after the end of each fiscal year.

Details of each of the four parameters are as follows:

PART 1 - ANNUAL RESERVE ADDITIONS

The Annual Business Plan for each year shall contain a clearly stated goal for the amount of reserve additions targeted for that fiscal year.  This goal shall be in the form of a fixed and firm amount of reserves (in BOE) to be added to the reserve base during the year. At the completion of the year the Annual Business Plan goal shall be compared to the actual reserve additions that have been achieved from exploration, extensions, and acquisitions activities during that year. This figure shall be derived from the company’s annual engineered reserve reports and shall be consistent with the figures that will be reported in the company’s annual 10K filing.  For this purpose changes in reserves from one year to the next resulting from revisions shall not be included in the calculation, whether negative or positive, since reserve revisions are mostly the result of pricing factors applied to the existing reserve base.

If the actual additions from acquisitions, extensions, and exploration achieved in any fiscal year exceed the target amount as detailed in that year’s Annual Business Plan, a bonus shall be paid equal to the percentage that such actual reserve additions bears to the total SEC reserves reported on the previous year’s 10K filing, times the amount of base salary approve by the Board for that year. Conversely, if the actual reserve additions from acquisitions, extensions, and exploration do not exceed the goal set forth in the Annual Business Plan no bonus will be payable for that year under this parameter.

All reserves shall be measured in BOE using a 6mcf of gas equal to 1 BOE conversion factor.  The maximum bonus payable under this parameter in any year shall be 50% of base salary established by the Board for that year.

For this purpose the reserve growth target for the fiscal year 2008 shall be deemed to be 120,000 BOE as developed from the 2008 Annual Business Plan.

PART 2- ANNUAL PRODUCTION GROWTH

The Annual Business Plan shall also contain a clearly stated specific goal for the total annual year over year increase in production (in BOE) targeted for the fiscal year.  At the completion of the year the actual production for the year will be compared to the actual production reported in the company’s 10K from the previous year to determine the actual amount of increased production achieved.

If the actual increase in production for the fiscal year exceeds the Annual Business Plan goal then a bonus will be paid equal to the percentage that the fiscal year’s production exceeds the production of the immediately preceding year as reported in the company’s 10K, times the amount of base salary approved by the Board for the year.  If the actual production for the fiscal year does not exceed the goal then no bonus will be payable for that year under this parameter.

All production shall be measurable in BOE using a 6mcf of gas equal to 1 BOE conversion factor.  The maximum bonus payable under this parameter in any year shall be 50% of base salary established by the Board for that year.

For this purpose the production growth target for the fiscal year 2008 shall be deemed to be 7,300 BOE as developed from the 2008 Annual Business Plan.

PART 3 - PROFITABILITY

A bonus shall be paid in any year in which net earnings before bonus and taxes (EBBT) exceed those of the preceding year.  The bonus shall be equal to the percentage of increase in EBBT, year over year, times the amount of base salary for the approved by the Board for that year.  Management shall utilize its best efforts to obtain EBBT figures for the fiscal year within 60 days after the close of the year. These EBBT figures shall be obtained from the company’s auditors using the best data available at the time, and should closely approximate the final audited results.  EBBT from the prior year shall be calculated as the net income for that year as reported in the company’s 10K, minus the provision for taxes, minus any bonus charged to earnings for that year.  No bonus shall be paid under this parameter in any year where EBBT for that year is lower than EBBT from the prior year.

The maximum bonus payable under this parameter in any year shall be 50% of base salary established by the Board for that year.

PART 4 – OTHER NOTABLE ACHIEVEMENMTS

In its sole discretion the Board may declare a bonus under this parameter in recognition of excellent achievement by the President in areas which may not be easily quantifiable under the first three parameters.  Examples may include, without limitation, such items as the negotiation of favorable financing arrangements or other means of raising capital, and other achievements such as acquisitions of high value leasehold interests, joint venture agreements, and long term drilling ventures which are expected to add substantial value to the company in future years.  Any awards in this category shall be reviewed and recommended by the Compensation Committee and approved by the Board.

The maximum bonus payable under this parameter in any year shall be 10% of base salary established by the Board for that year.

OTHER FACTORS

The maximum bonus payable in any year shall be 150% of base salary established by the Board for that year.

A calculation worksheet showing the estimated bonus calculations for 2008 (for illustration purposes only) is attached and made part of this document.  Calculations for all future bonus awards under this program will be prepared and submitted to the Compensation Committee on similar worksheets.  Management will, at the same time, submit any other work products which may be needed to support the calculations, and further, will submit to the Compensation Committee any other supporting documents which the Committee may reasonably request.

Management and the Compensation Committee shall work diligently and to the degree practical to calculate, award, and pay any earned bonus within 75 days of the close of each fiscal year.

Under the normal and routine operation of this Bonus Program it is contemplated that all bonus payments will occur only after the final bonus calculations are reviewed and approved by the Compensation Committee.  If, however, in the opinion of the Board, it can be determined with relative certainty that a bonus will indeed be payable under the above criteria in any specific year, the Board may, in its sole discretion,  elect to pay a certain portion of the bonus in advance of the Compensation Committee’s official and final award.  In this case, only the remaining unpaid amount of the bonus will be paid on the final award date date.

The Board shall have the right to amend, suspend, or cancel this bonus program at any time.  In the event of suspension or cancellation, the Board will award all bonus amounts earned prior to the date of such suspension or cancellation.

Notwithstanding anything contained herein, the Board shall retain the right to declare any other bonus recommended by the Compensation Committee which may fall outside of the parameters of this program.